UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the Securities
Exchange Act of 1934

February 28, 2008
Date of Report (Date of earliest event reported)

ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 St. Charles Avenue, Suite 3400 New Orleans, Louisiana 70170
(Address of principal executive offices)

(504) 569-1875
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On February 28, 2008, Energy Partners, Ltd. (the "Company") issued a press release with respect to our 2007 fourth quarter and 2007 year end earnings. The press release is furnished as Exhibit 99.1 to this current report and incorporated by reference herein. The press release contains certain measures (discussed below), which may be deemed "non-GAAP financial measures" as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Management discloses discretionary cash flow. This non-GAAP financial measure and reconciliation to the most comparable GAAP financial measure for the quarter and the year ended December 31, 2007 are included in Exhibit 99.1 to this current report, furnished to the Securities and Exchange Commission.

Discretionary cash flow is defined as cash flow from operations before changes in working capital and exploration expenditures. Discretionary cash flow is widely accepted as a financial indicator of an oil and natural gas company's ability to generate cash, which is used to internally fund exploration and development activities, pay dividends and service debt. Discretionary cash flow is presented based on management's belief that this non-GAAP measure is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. The Company does not use this non-GAAP measure for any other purpose. Many investors use the published research of these analysts in making their investment decisions. Discretionary cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities, as defined by GAAP, or as a measure of liquidity, or an alternative to net income. Investors should be cautioned that discretionary cash flow as reported by us may not be comparable in all instances to discretionary cash flow as reported by other companies.

The Company reconciles net income (loss) as reported to an adjusted non-GAAP amount and is provided as supplemental information, and should not be relied upon as alternative measures to GAAP. The Company's management utilizes both the GAAP and the non-GAAP results, calculated above, to evaluate the Company's performance and believes that comparative analysis of results can be enhanced by excluding the impact of the certain items. Management believes in certain cases, the Company's GAAP results are not indicative of the Company's operating performance for the applicable period, nor should they be considered in developing trend analysis for future periods. Specifically, the Company believes that it is useful to provide investors with information regarding the impact of mergers and acquisitions costs as well as property impairments on the periods presented because these items are not typical and are not expected to be reoccurring at these levels.

         EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated February 28, 2008 announcing earnings for the year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 28, 2008

ENERGY PARTNERS, LTD.

		By:	/s/ Joseph T. Leary
Joseph T. Leary
Executive Vice President and
Chief Financial Officer
(authorized officer and
principal financial officer)